Exhibit 10.16

AMENDMENT NO. 1

EXECUTIVE EMPLOYMENT AGREEMENT

SEPTEMBER 24, 2025

This Amendment No. 1 ("Amendment") is made as of September 24, 2025 ("Effective Date") to the Executive Employment Agreement dated October 30, 2023 ("Agreement"), by and between Brandon Torres Declet ("Executive") and Exyn Technologies, Inc., a Delaware corporation ("Company"). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

1.      Section 2.1 "Salary" shall be deleted in its entirety and replaced with the following: Executive shall receive for Executive's services to be rendered under this Agreement a base salary of $400,000, starting as of September 1, 2025, on an annualized basis, subject to review and adjustment by the Company in its sole discretion, payable subject to standard federal and state payroll withholding requirements in accordance with the Company's standard payroll practices ("Base Salary").

2.      Section 2.X "Deal Completion Bonus" shall be added as a new section: Independent of the annual bonus set forth herein (Section 2.2), Executive shall be eligible to receive a deal completion bonus which is contingent upon, and only payable, in the event of a completed change of control transaction ("Deal") involving Exyn as purchaser, seller (including an initial public offering) or merging party for majority control of the Company or substantially all of its assets. Upon completion of a Deal, subject to standard federal and state payroll withholding requirements, Executive shall be eligible to receive the greater of a) based on the net proceeds raised by Exyn in the Deal, one percent (1%) of said proceeds if Exyn raises no less than $30m at a valuation of at least $50m or one and one-half percent (1.5%) of said proceeds if Exyn raises no less than $30m at a valuation at or above $100m or b) $225,000 (the "Deal Completion Bonus"), it being understood that Executive shall receive seventy-five percent (75%) of the Deal Completion Bonus upon the completion of the Initial Public Offering ("IPO") and the remaining twenty-five percent (25%) of the Deal Completion Bonus following the acquisition of another entity within twelve (12) months of the IPO. Payment of the Deal Completion Bonus shall occur within fifteen (15) calendar days of the closing of the applicable Deal.

3.      Except for the changes set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

Exyn Technologies, Inc.

/s/ Ted Tewksbury

Ted Tewksbury

Lead Independent Director

Agreed and Accepted:

Brandon Torres Declet

/s/ Brandon Torres Declet

Brandon Torres Declet

CEO